Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Official Payments Holdings, Inc.

at

$8.35 Per Share

by

Olympic Acquisition Corp.

a wholly owned subsidiary of

ACI Worldwide, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,

AT THE END OF THE DAY ON FRIDAY, NOVEMBER 1, 2013, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated October 4, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Olympic Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of ACI Worldwide, Inc., a Delaware corporation (“ACI”), to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Official Payments Holdings, Inc., a Delaware corporation (“OPAY”), at a purchase price of $8.35 per Share net to sellers in cash, without interest thereon and less any applicable withholding taxes. Also enclosed is OPAY’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1. The price paid in the Offer is $8.35 per Share net to sellers in cash, without interest thereon and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 23, 2013 (the “Merger Agreement”), among ACI, Purchaser and OPAY. The Merger Agreement provides, among other things, that, on the terms and subject to the terms set forth in the Merger Agreement, after consummation of the Offer, Purchaser will merge with and into OPAY (the “Merger”), with OPAY continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of ACI. At the effective time of the Merger, each outstanding Share (other than any Shares held by ACI, Purchaser, OPAY or any wholly owned subsidiary of OPAY or ACI, and any Shares held by Stockholders of OPAY (the “Stockholders”) who validly exercise their appraisal rights in connection with the Merger) will be cancelled and extinguished and automatically converted into the right to receive $8.35, the price per Share paid in the Offer, without interest thereon and less any applicable withholding taxes.

4. THE OPAY BOARD OF DIRECTORS (THE “OPAY BOARD”) HAS (1) UNANIMOUSLY APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND (2) DETERMINED THAT THE MERGER AGREEMENT, THE OFFER, THE MERGER (PURSUANT TO SECTION 251(H) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE) AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTEREST OF THE STOCKHOLDERS. THE OPAY BOARD RECOMMENDS THAT THE STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES INTO THE OFFER.

5. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of the day on Friday, November 1, 2013, unless the Offer is extended by Purchaser (as extended, the “Expiration Time”).

6. The obligation of ACI and Purchaser to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the Expiration Time of the Offer that number of Shares that constitutes a majority of all of the Shares on a fully diluted basis on the date of purchase. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in accordance with the terms of the Merger Agreement and the absence of a material adverse effect with respect to OPAY. A summary of the principal terms of the Offer is described in the Offer to Purchase.

7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, you may be subject to backup withholding at the applicable statutory rate, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

Payment for Shares will be, in all cases, made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (1) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) (a “Book-Entry Confirmation”) with respect to such Shares, (2) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering Stockholders may be paid at different times, depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the consideration paid for Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Purchaser will make a good faith effort to comply with that state statute. If, after a good faith effort, Purchaser cannot comply with the state statute, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, the Stockholders in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Official Payments Holdings, Inc.

at

$8.35 Per Share

by

Olympic Acquisition Corp.

a wholly owned subsidiary of

ACI Worldwide, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 4, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the Offer by Olympic Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of ACI Worldwide, Inc., a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Official Payments Holdings, Inc., a Delaware corporation, at a purchase price of $8.35 per Share net to sellers in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A. (the “Depositary”) will be determined by Purchaser in its sole and absolute discretion (except that Purchaser may delegate such power in whole or in part to the Depositary).

Number of Shares to be Tendered:

Shares*	SIGN HERE

Dated , 201
Signature(s)

Name(s)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.